Exhibit 7.01

AGREEMENT OF JOINT FILING

The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: December 3, 2013	Baring Private Equity Asia V Holding (12) Limited

	By:	/s/ Rajindar Singh
	Name:	Rajindar Singh
	Title:	Director

The Baring Asia Private Equity Fund V, L.P.

	By:	Baring Private Equity Asia GP V, L.P.
acting as its general partner

	By:	Baring Private Equity Asia GP V Limited
acting as its general partner

	By:	/s/ Christian Wang Yuen
	Name:	Christian Wang Yuen
	Title:	Director

The Baring Asia Private Equity Fund V Co-Investment L.P.

	By:	Baring Private Equity Asia GP V, L.P.
acting as its general partner

	By:	Baring Private Equity Asia GP V Limited
acting as its general partner

	By:	/s/ Ramesh Awatarsing
	Name:	Ramesh Awatarsing
	Title:	Director

Baring Private Equity Asia GP V, L.P.

	By:	/s/ Ramesh Awatarsing
	Name:	Ramesh Awatarsing
	Title:	Director

Baring Private Equity Asia GP V Limited

	By:	/s/ Christian Wang Yuen
	Name:	Christian Wang Yuen
	Title:	Director

/s/ Jean Eric Salata
Jean Eric Salata

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